QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 3

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for Urologix, Inc. on January 16, 2002, Accession Number 0000912057-02-001530 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for Urologix, Inc. on January 16, 2002, Accession Number 0000912057-02-001530 and incorporated herein by reference.

Power of Attorney, dated as of January 7, 2002 for Waddell & Reed Investment Management Company Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for Urologix, Inc. on January 16, 2002, Accession Number 0000912057-02-001530 and incorporated herein by reference.

QuickLinks

EXHIBIT 3